CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-71481, 333-85638, 333-141493, 333-212410, 333-221839, 333-235510, 333-236813, 333-250101, 333-250100 and 333-260919) of Audacy, Inc. (formerly Entercom Communications Corp.) of our report dated March 2, 2020 relating to the financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 1, 2022